EXHIBIT 99.2
CHARTER OF THE NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS OF
SILVERGRAPH INTERNATIONAL, INC.
(Adopted June 26, 2006)
Authority and Membership
     The members of the Committee are appointed annually by the Board of Directors (the “Board”) of Silvergraph International, Inc. (the “Corporation”) and shall serve until their successors are duly elected and qualified by the Board. The Committee shall be comprised of three or more members. The initial members of the committee will not satisfy the independence and financial literacy requirements of all applicable laws and regulations and the rules of the NASDAQ Stock Market. Within one year form the date hereof, however, the Board or this committee will, at least to the extent required by the ruled adopted by the NASDAQ Stock Market, each member shall be “independent” as that term is defined under such rules (“Independent Director”), or such other exchange or system upon which the Corporation’s securities are listed, quoted or traded, and any standards of independence as may be prescribed for purposes of any Federal securities, tax, banking or other laws relating to the Committee’s duties and responsibilities. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office. The Committee shall meet at least two times annually.
     The Board will appoint one of the members of the Committee to serve as Committee Chair on the recommendation of the Committee. The Committee may also appoint a Secretary, who need not be a Director. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of the Committee.
     The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Corporation to provide the Committee with the support of one or more Corporation employees to assist it in carrying out its duties. The Corporation shall provide for appropriate funding, as determined solely by the Committee, for payment of compensation to any advisors employed by the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or other advisors to attend a meeting of the Committee or to meet with any members of, or consultant to, the Committee.
Purpose of the Committee
     The Committee’s primary purpose is to:
•	Recommend to the Board nominees for election as directors, persons to fill directors’ vacancies and newly-created directorships and nominees for committees of the Board;

•	Recruit potential director candidates;

•	Recommend changes to the Board concerning the responsibilities and composition of the Board and its committees; and

•	Review and evaluate nominees for director and comments to proxy materials submitted by Shareholders.
Responsibilities of the Committee
     A. Charter Review
•	Review and reassess the adequacy of this charter annually and recommend to the Board any proposed changes to this charter; and

•	Publicly disclose this charter and any such amendments at the times and in the manner required by the SEC and/or any other regulatory body or stock exchange having authority over the Corporation, and in all events post such charter and amendments to the Corporation’s website.
     B. Board Membership
•	Investigate and assess the backgrounds and skills required of Board members and those of potential candidates for Board membership;

•	Maintain an active file of suitable candidates for consideration as nominees to the Board and, when necessary, recruit potential candidates for Board membership;

•	Nominate candidates to be presented to the Shareholders for election or to the Board for appointment to fill vacancies, considering the independence and other qualifications of each candidate and seeking an appropriately diversified Board; and

•	Recommend to the Board standards for determining director independence and other qualifications consistent with the requirements applicable to NASDAQ and other legal or regulatory requirements and review and assess these standards on a periodic ongoing basis.
     C. Committee Memberships
•	Make recommendations to the Board for membership on the various Board committees (considering the qualifications for membership on each committee and the extent to which there should be a policy of periodic rotation of directors among the committees);

•	Recommend to the Board such changes to the Board’s committee structure and committee functions as it deems advisable; and

•	Recommend committee members for chairs of such Board committees.
     D. Shareholder Proposals

•	Review written proxy comments received from Shareholders for inclusion in the Proxy Statement for the next Annual Shareholder meeting; and

•	Review director and executive officer nominations from Shareholders for inclusion in the Proxy Statement for the next Annual Shareholder meeting and determine if such nominees are qualified.
     E. General
•	Oversee the evaluation of management of the Corporation;

•	Retain or terminate any search firm to be used to identify director and executive officer candidates, including sole authority to approve the search firm’s fees and other retention terms, with such fees to be borne by the Corporation;

•	Report to the Board on the Committee’s activities; and

•	Annually review the performance of the Committee.
     In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:
•	One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; and

•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

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